Exhibit 21

                        SUBSIDIARIES OF HEICO CORPORATION

NAME                                                    STATE OF INCORPORATION
----                                                    ----------------------
HEICO Aerospace Holdings Corp.                             Florida
  HEICO Aerospace Corporation                              Florida
  Jet Avion Corporation                                    Florida
  LPI Industries Corporation                               Florida
  Aircraft Technology, Inc.                                Florida
  Northwings Accessories Corp.                             Florida
  HNW Building Corp.                                       Florida
  McClain International, Inc.                              Georgia
  McClain Property Corp.                                   Florida
  Rogers-Dierks, Inc.                                      Florida
  Turbine Kinetics, Inc.                                   Florida
  Air Radio & Instruments Corp.                            Florida
  Thermal Structures, Inc.                                 California
  TSI Quality Honeycomb Holdings Corp. (Inactive)          California
  Future Aviation, Inc.                                    Florida
  Avitech Engineering Corp., formerly                      Florida
   known as Avitech Acquisition Corp.
  ATK Acquisition Corp.                                    Florida
  Parts Advantage, LLC                                     Delaware
  Aviation Facilities, Inc., formerly                      Florida
   known as AFI Acquisition Corp.
  HEICO Aerospace Parts Corp., formerly                    Florida
   known as Flight Specialties Acquisition Corp.
  Jetseal, Inc.                                            Delaware
  HEICO Aerospace C&A Corp.                                Florida
  HT Parts, LLC                                            Delaware
  AD HEICO Acquisition Corp.                               Florida
    Aero Design, Inc.                                      Tennessee
    Battery Shop, LLC                                      Tennessee
  Niacc Technology, Inc. formerly
   known as Niacc Acquisition Corp.                        Florida
HEICO Electronic Technologies Corp.                        Florida
  Radiant Power Corp.                                      Florida
  Leader Tech, Inc.                                        Florida
  Santa Barbara Infrared, Inc.                             California
  101 Lummis Road Corp (Inactive)                          Florida
  Analog Modules, Inc.                                     Florida
  Inertial Airline Services, Inc.                          Ohio
  Sierra Microwave Technology, LLC                         Delaware
HEICO International Corporation                            U.S. Virgin Islands
HEICO East Corporation                                     Florida

        Direct subsidiaries of the Company include HEICO Aerospace Holdings Corp., HEICO Electronic Technologies Corp., HEICO International Corporation, and HEICO East Corporation, which are all wholly-owned, except for HEICO Aerospace Holdings Corp., which is 80% owned. All of the subsidiaries of HEICO Aerospace Holdings Corp. are wholly-owned except Parts Advantage, LLC, which is 84% owned, Aviation Facilities, Inc., which is 80% owned, and HT Parts, LLC, which is 50% owned. All of the subsidiaries of HEICO Electronic Technologies Corp. are wholly-owned except Sierra Microwave Technology, LLC, which was acquired in December 2003 and is 80% owned.